                                                                  Exhibit 10.63

                                R E S T A T E D

                              GLOBAL AGREEMENT FOR
                               PURCHASE AND SALE

       THIS RESTATED GLOBAL AGREEMENT FOR PURCHASE AND SALE ("Global Agreement") is entered into with an effective date as of the 6th day of October, 1999 ("Effective Date"), by and between VENTURI TECHNOLOGIES, INC., a Nevada corporation ("VTI"), having its principal offices at 763 North 530 East, Orem, Utah 84097 and various Seller Entities as described herein.

       WHEREAS, VTI is interested in purchasing the issued and outstanding corporate stock of those certain corporate entities known as MARTIN & PETERMAN, INC., a Colorado corporation, dba MPI, INC. (hereinafter "MPI/Colorado"), MPI OF FLORIDA, INC., a Florida corporation (hereinafter "MPI/Florida"), MPI OF OREGON, INC., an Oregon corporation (hereinafter "MPI/Oregon") and 565876 B.C. LTD., dba "Sunburst Carpet Services," a British Columbia corporation ("MPI/BC") (the foregoing corporations are hereinafter collectively referred to as the "Corporate Entities", and the outstanding and issued capital stock thereof shall hereinafter collectively be referred to as the "Corporate Shares").

       WHEREAS, VTI is also interested in purchasing certain assets, both personal and intangible, currently owned by MPI OF ARIZONA, an Arizona general partnership ("MPI/Arizona"), MPI OF GEORGIA, a Georgia general partnership ("MPI/Georgia"), MPI OF WASHINGTON, a Washington general partnership ("MPI/Washington"), MPI OF NORTHERN FLORIDA, a Colorado general partnership ("MPI/No. Fla."), MPI OF SOUTHERN FLORIDA, a Colorado general partnership ("MPI/So. Fla."), and MPI OF NEVADA, a Colorado general partnership ("MPI/Nevada"); (hereinafter the collective and combined assets as associated with the foregoing entities shall be referred to as the "Business Assets").

       WHEREAS, a preliminary Global Agreement for the Purchase and Sale was executed by the parties on October 6, 1999 with the caveat that it would be revised and replaced by this document, and the parties intend to cancel the preliminary agreement.

       NOW, THEREFORE, in consideration of the mutual understandings as set forth herein, the undersigned parties hereby agree as follows:

       1. PURCHASE OF CORPORATE SHARES. It is the intent of the parties to enter into separate Stock Purchase Agreements for the sale to and acquisition by VTI of the Corporate Shares, and accordingly, for each of the Corporate Entities to assign, transfer, convey and vest in VTI all their right, title and interest as associated therewith. Specific Corporate Shares for a specific entity such as MPI of Oregon, Inc. shall be correspondingly identified as "Corporate Shares/MPI Oregon", etc.

       2. PURCHASE OF BUSINESS ASSETS. It is the intent of the parties hereto that VTI acquire all right, title and interest in and to the Business Assets by entering into separate Asset Purchase

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Agreements with the appropriate conveying partnerships.  Those Business
Assets for a particular, segregated portion of the Business will hereinafter be annotated with a specific locale to differentiate the Business Assets affected. For example, the Business Assets associated with the Las Vegas, Nevada operation shall be referred to as the "Business Assets/Nevada", while those associated with the Jacksonville, Florida operation shall be referred to as "Business Assets/North Florida," etc.

       3. BUSINESS LOCATIONS. VTI recognizes that the Business Assets and Corporate Shares deal with assets and business operations located at numerous sites throughout the continental United States and are owned by various affiliated individuals and/or entities (hereinafter collectively the "Seller Entities"). The parties also acknowledge that it will require a period of time for VTI to assimilate and take over operations at each location.

       4. TIMING OF CLOSINGS. In light of the time period required by VTI to assimilate control and continue operations at the various locales, the parties hereto have agreed to a consummation of the Purchase Agreements ("Closings") pursuant to a phased closing schedule. Said Closing schedule is
set out within Exhibit A hereto.   The parties agree to close the first four
(4) locales in calendar year 1999, at the frequency set forth in Schedule A. The balance of the locales will be closed simultaneously on or before January 25, 2000 ("Closing Deadline Date"). However, should a breach of this Global Agreement or any of the Purchase Agreements occur prior to the Closing Deadline Date, all unclosed transactions will be suspended until the "Dispute" is settled by the parties or resolved pursuant to Paragraph 10 hereof.

       5.     PAYMENT OF PURCHASE PRICE.

              5.1 CASH. Each Purchase Agreement will require a cash payment at Closing in the amount of twenty percent (20%) of the Purchase Price, except in the instance of the British Columbia transaction, which will be all cash. The specific cash amounts are itemized within the Schedule comprising Exhibit A hereto.

              5.2 PROMISSORY NOTES. Each Closing (except for British Columbia) will also require the execution and delivery by VTI of its corporate promissory note for forty percent (40%) of the purchase price, with interest to accrue at the rate of nine percent (9%) per annum, 15 year amortization, providing for monthly payments of principal and interest, with the initial installment due on the first day of the calendar month following Closing and with all principal and accrued interest due thirty-six (36) months from the date of the first installment.

              5.3. VTI STOCK. The VTI stock comprising forty percent (40%) of the purchase price (except for British Columbia) shall be in an amount equivalent to the number of shares of $.001 par value unissued common stock for VTI valued for purposes of this transaction at $4 per share, which shares shall be delivered to the Escrow Agent pursuant to the terms of a companion Global Escrow Agreement, dated October 19, 1999.

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

       6. ESCROW. The terms of the Global Escrow Agreement shall provide for the appointment of Colorado Business Bank - Boulder to function as escrow agent ("Escrow Agent"). The VTI shares shall be held by Escrow Agent pursuant to the terms of the Global Escrow Agreement.

              a. ESCROW LEGEND. The stock certificates representing the VTI Shares shall contain, for so long as the VTI Shares are held in Escrow, a legend in substantially the following form:

                            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE THAT THE SHARES MAY NOT BE OFFERED OR SOLD FOR A CERTAIN PERIOD OF TIME AFTER THE DATE OF ISSUANCE.

              b. RESTRICTED STOCK. The VTI Shares have not been registered with the Securities and Exchange Commission, nor have they been qualified under the securities laws of any state. The selling party acknowledges that the VTI Shares are subject to the following restriction which will be printed in the following form on the certificates representing the VTI Shares:

                            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "LAW"). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER.

              c. REPRESENTATIONS. The Seller Entities make the following representations to VTI in order to establish exemptions from registration under Federal and state securities laws. The Seller Entities are acquiring the VTI Shares for their own account, for investment, and not for resale in connection with any distribution thereof. The Seller Entities have such knowledge and experience in business and financial matters that they are capable of evaluating the risks of acquiring the VTI

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

Shares. The Seller Entities understand the speculative nature of the VTI Shares. The Seller Entities have adequate net worth and means to provide for their respective current needs and to sustain a complete loss of their respective investment. The Seller Entities have no need of liquidity of their investment. The Seller Entities understand that at present only a limited public market exists, and that a more general public market may never exist, for the VTI Shares and that the VTI is under no obligation to provide a market for the VTI Shares.

              d. CONSENT TO DILUTION. The parties understand that VTI plans to acquire other businesses and assets by issuing stock, and that VTI may issue shares of its stock for other reasons in the future. The Seller Entities understand and consent that future issuances of stock will dilute the Seller Entities' proportionate ownership of VTI.

       7. EMPLOYMENT OF PRINCIPALS. As partial consideration for the Purchase Agreements, VTI shall enter into separate employment agreements ("Employment Agreements") with Mitchell J. Martin and Lloyd E. Peterman, which Employment Agreements shall be in a form acceptable to Peterman, Martin and VTI.

       8. CLOSING BONUS. In the event that all Closings itemized in Exhibit A occur on or before January 25, 2000, the Closing Deadline Date, VTI has agreed to transfer and deposit 12,500 additional shares of VTI Stock with the Escrow Agent to be held and disbursed pursuant to the terms of the Global Escrow Agreement.

       9. NOTICES. Any notices described under this Restated Global Agreement shall be in writing and shall be deemed given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth within Exhibit B, attached hereto and incorporated herein by this reference.

       10.    ARBITRATION.

              10.1 Any action, dispute, controversy or claim between or among the parties, whether sounding in contract, tort, or otherwise ("Dispute") shall, at the request of any party, be finally resolved by arbitration as set forth below, and shall include any Dispute arising out of or relating to this Agreement or any agreements or instruments relating to this Agreement or delivered in connection with this Agreement. Any such Dispute shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Denver, Colorado. The arbitrator(s) shall have the qualifications set forth in Section 10.2. All defenses and statutes of limitation which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration proceeding under this Agreement.

              10.2 The arbitrator(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator shall be knowledgeable in the subject matter of the arbitration proceeding. If more than one arbitrator is

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selected, at least one of the arbitrators must be knowledgeable in the subject matter of the Dispute and at least one of whom must be a practicing attorney. If more than one arbitrator is selected, the controversy shall be decided by a majority vote of the arbitrators. The arbitrator(s) may award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party. The arbitrator(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration proceeding or as part of the arbitration award.

              10.3 Notwithstanding the applicability of other law to any agreements or instruments between or among the Parties, the Federal Arbitration Act, 9 U.S.C. Sec. 1 ET SEQ. shall apply to the construction and interpretation of this Agreement.

              10.4 The Parties acknowledge that they have read and understand the following disclosures:

              ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

              THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

              PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS.

              ARBITRATORS' AWARDS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED.

       11. LEGAL AND OTHER COSTS. In the event that any party defaults in its obligations under this Agreement and, as a result thereof, another party seeks to legally enforce its rights hereunder against the defaulting party, then, in addition to all damages and other remedies to which the non-defaulting party is entitled by reason of such default, the defaulting party shall be liable for and shall promptly pay to the non-defaulting party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the non-defaulting party in connection with such enforcement to the extent awarded by arbitration.

       12.    MISCELLANEOUS.

              12.1 This Restated Global Agreement and the agreements referred to herein contain the entire agreement of the parties concerning the subject matter hereof and they may not be amended or terminated except by a written agreement signed by all the Parties. This Restated Global Agreement restates and replaces in its entirety the Global Agreement executed by some of the parties

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on or about October 6, 1999 ("Preliminary Global Agreement"), and the
Preliminary Global Agreement is hereby canceled in its entirety.

              12.2 No waiver of any default is valid unless in writing and signed by the waiving party, and no such waiver shall be deemed a waiver of any subsequent default.

              12.3 This Restated Global Agreement shall be binding upon and inure to the benefit of each corporate party, each limited liability company, their successors and assigns, and each individual party hereto and his/her heirs, personal representatives, successors and assigns.

              12.4 The paragraph headings are for the purposes of convenience only and are not intended to define or limit the contents of the paragraphs.

              12.5 Each party shall cooperate and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Restated Global Agreement.

              12.6 This Restated Global Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

              12.7 This Restated Global Agreement, the Purchase Agreements, the Bills of Sale and Assignments, the Liabilities Undertakings, the Employment Agreements, the Promissory Notes, the Global Escrow Agreement, and any amendments shall be governed by and construed in accordance with laws of the State of Colorado.

              12.8 Any information revealed pursuant to this Restated Global Agreement or previously in the course of negotiations shall be held in confidence and solely for the purpose of consummating the Purchase Agreements in allowing the parties to exercise prudent care. If the Purchase Agreements are not consummated, no further use shall be made of such information (except to the extent such information was already known prior to this Agreement) and the parties may be held accountable for any unauthorized use. If the Purchase Agreements are not consummated, the parties shall return all documents received from any party in connection therewith. If the Purchase Agreements are consummated, neither party shall disclose any information concerning the other party's business or the terms except (i) as approved by the other party, (ii) as necessary for the conduct of the current businesses owned and operated by either TI or the Seller Entities, (iii) as required by law, or (iv) as is ascertainable from public information.

              12.9 Each provision of this Restated Global Agreement shall be interpreted in such a way as to be valid under all laws, but in case any of the provisions shall be held to be illegal or unenforceable, such illegality or unenforceability shall not affect any other provision and this Restated Global Agreement shall be interpreted as if the invalid provision was not included unless the absence of such provision would make completing the transactions contemplated hereby unreasonable.

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

              12.10 Either party shall have ten (10) days from receipt of a written notice to cure any default hereunder.

              12.11 VTI has agreed to enter into a lease agreement for the premises currently owned by ALL FOURS II, LLC, a Colorado limited liability company, and located at 6295 E. 56th Avenue, Commerce City, Colorado, for the primary term of two (2) years at the triple net rate of $9,000/month. A more definitive lease agreement will be drafted by Seller's counsel and submitted to VTI for its review and approval prior to the Closing Deadline Date.

              12.12 VTI counsel and staff have agreed to cooperate with the Selling Party's counsel whenever possible in generating the closing documents necessary to timely close the Purchase and Sale transactions pursuant to Exhibit A prior to the Closing Deadline Date.

              12.13 The Selling Parties are responsible to pay legal and accounting fees to Fenton A. Bain, P.C. and Kreisman, Wolach & Williams, P.C., respectively. However, the Selling Parties and VTI have agreed to equally allocate the fees and costs incurred by said professional entities with respect to this VTI/MPI transaction.

              12.14 The parties expressly agree that, upon written instructions by the Escrow Agent, payments on the respective Notes may be made by Venturi directly to such parties as the Escrow Agent may designate. VTI shall promptly send to the Escrow Agent a copy of any checks or wire transfer so paid.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

SELLER:

MARTIN AND PETERMAN, INC.,             MPI OF ARIZONA, an Arizona
a Colorado corporation,                General Partnership
dba "MPI"

By:   /s/ Lloyd E. Peterman            By:    ALL FOURS DISTRIBUTING, INC.,
   ---------------------------                a Colorado corporation
      Lloyd E. Peterman

By:   /s/ Mitchell J. Martin           By:  /s/ Lloyd E. Peterman
   ---------------------------            -----------------------------------
      Mitchell J. Martin                    Lloyd E. Peterman

                                       By:  /s/ Mitchell J. Martin
                                          -----------------------------------
                                            Mitchell J. Martin

                                       By:    B&K MANAGEMENT, INC.

                                       By:
                                          -----------------------------------
                                            Brian Ritter, President

565876 B.C. LTD.,                      MPI OF FLORIDA, INC.,
dba "SUNBURST CARPET SERVICES"         a Florida corporation

By:    ALL FOURS DISTRIBUTING, INC.,   By: /s/ Lloyd E. Peterman
       a Colorado corporation             ----------------------------------
                                          Lloyd E. Peterman
       By: /s/ Lloyd E. Peterman
          ------------------------     By: /s/ Mitchell J. Martin
             Lloyd E. Peterman            ----------------------------------
                                          Mitchell J. Martin
       By: /s/ Mitchell J. Martin
          ------------------------
             Mitchell J. Martin

By:    DUPUIS ENTERPRISES, INC.

By:
   -------------------------------
   Jason Dupuis, President


MPI of GEORGIA, a Georgia              MPI OF NORTHERN FLORIDA,
General Partnership                    a Colorado general partnership

By:    ALL FOURS DISTRIBUTING, INC.,   By:    ALL FOURS DISTRIBUTING, INC.,
       a Colorado corporation                 a Colorado corporation

       By: /s/ Lloyd E. Peterman       By: /s/ Lloyd E. Peterman
          ------------------------        ----------------------------------
             Lloyd E. Peterman               Lloyd E. Peterman

       By: /s/ Mitchell J. Martin      By: /s/ Mitchell J. Martin
          ------------------------        ----------------------------------
             Mitchell J. Martin              Mitchell J. Martin


By:    MCNAMARA ENTERPRISES, INC.      By:    MCNAMARA ENTERPRISES, INC.

By:                                    By:
   -------------------------------        ----------------------------------
   Lanny McNamara, President              Lanny McNamara, President


                                       8
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MPI OF NEVADA, a Colorado                  MPI OF WASHINGTON, a Washington
general partnership                        general partnership

By:    ALL FOURS DISTRIBUTING, INC.,       By:    ALL FOURS DISTRIBUTING, INC.,
       a Colorado corporation                     a Colorado corporation

       By: /s/ Lloyd E. Peterman                  By: /s/ Lloyd E. Peterman
          ------------------------                   ------------------------
             Lloyd E. Peterman                          Lloyd E. Peterman

       By: /s/ Mitchell J. Martin                 By: /s/ Mitchell J. Martin
          ------------------------                   ------------------------
             Mitchell J. Martin                         Mitchell J. Martin

By:    DUPUIS ENTERPRISES, INC.            By:    DELABARRE ENTERPRISES, INC.

       By:                                        By:
          -----------------------                    -------------------------
            Jason Dupuis, President                    Russel J. Delabarra,
                                           President

MPI OF SOUTHERN FLORIDA, a                 MPI OF OREGON,
Colorado general partnership               an Oregon corporation

By:    ALL FOURS DISTRIBUTING, INC.,       By:    ALL FOURS DISTRIBUTING, INC.,
       a Colorado corporation                     a Colorado corporation

       By: /s/ Lloyd E. Peterman                  By: /s/ Lloyd E. Peterman
          ------------------------                   ------------------------
             Lloyd E. Peterman                          Lloyd E. Peterman

       By: /s/ Mitchell J. Martin                 By: /s/ Mitchell J. Martin
          ------------------------                   ------------------------
             Mitchell J. Martin                         Mitchell J. Martin

By:    EIKOV ENTERPRISES, INC.             By:

       By:                                        By:
          ------------------------                   ------------------------
             Matt Eikov, President


                                                 "VTI"

                                                 VENTURI TECHNOLOGIES, INC.,
                                                 a Nevada corporation


                                                By: /s/ Gaylord Karren
                                                   -------------------------



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